EXHIBIT 99.1


The Reader's Digest Association, Inc.
Media: William Adler, (914) 244-7585 william.adler@rd.com
Investor Relations: Richard Clark, (914) 244-5425 richard.clark@rd.com


 READER'S DIGEST TO SCALE BACK U.S. BOOKS AND HOME ENTERTAINMENT; COMPANY TO
                        FOCUS ON MOST PROMISING AREAS

PLEASANTVILLE, N.Y., April 18, 2002--The Reader's Digest Association, Inc. (NYSE: RDA, RDB) today announced plans to significantly restructure the U.S. operations of its North America Books and Home Entertainment business segment. The plans include exiting some product lines and reducing staff, while also investing in parts of U.S. BHE that show the most promise to provide sustainable growth. The company will eliminate approximately 100 jobs, mostly in U.S. BHE and associated functions in other departments. The costs related to the reorganization will be covered by a restructuring charge.

      U.S. BHE will reduce direct-mail campaigns and mail volumes, eliminate unprofitable or marginally profitable product lines and cut overhead costs. The program is designed to significantly trim operating losses that began in the latter part of Fiscal 2001 and worsened in Fiscal 2002, exacerbated by revenue declines associated with required changes to sweepstakes promotions, and business fallout from 9/11 and anthrax in the U.S. postal system.

      The cutbacks include:

      -  Elimination of an unprofitable catalog business
      -  Exiting the video business, except for children's videos
      -  Reducing some continuity series and general books
      -  Consolidation of two business units, Health and Home

      For Fiscal 2003, U.S. BHE will reduce mail promotions by about 40 percent, reflecting the elimination of direct-mail campaigns that are not generating acceptable contributing profits.

      "Our intention is to significantly reduce U.S. BHE's exposure in this challenging business environment, while also focusing on those areas with the most potential for near- and long-term growth," said Thomas O. Ryder, Chairman and CEO.

      At the same time, U.S. BHE will expand its efforts in areas that show profit potential, concentrating on developing new customers, marketing channels, products and services. Areas of emphasis will include Reader's Digest Young Families, Select Editions, Financial Services, the combined Home and Health unit, annuals, music sold via direct-response TV, trade publishing and some new products.

      Growth opportunities for U.S. BHE include:

      - Continuing to diversify marketing efforts beyond sweepstakes promotions, emphasizing non-sweepstakes direct mail, direct-response
         TV and telemarketing.
      - Initiating new marketing campaigns, including an expanding "health affinity" publishing program, which does not use sweepstakes for promotion.
      - Through alliances, marketing Financial Services, developmental toys and other non-publishing products, including several in Health and Home.
      - Developing new products for sale directly through Books Are Fun, the company's fast-growing display marketing unit.
      - Leveraging the anticipated benefits of Reader's Digest's pending acquisition of Reiman Publications, the publisher of magazines and books about cooking and country lifestyles. Reiman's customer base includes millions of potential prospects to target for BHE products.

      The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Revenues were $2.5 billion for the fiscal year ended June 30, 2001. Products include Reader's Digest magazine, the most widely read magazine in the world, published in 19 languages, 48 editions and more than 60 countries. Global headquarters are located at Pleasantville, New York. For information, visit www.rd.com.

This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. Some of these risks and uncertainties include factors relating to the ability to integrate the acquired company's business successfully and realize expected synergies, the continued strength of the acquired company's relationships with its employees, suppliers and customers, and the accuracy of the basis for forecasts relating to the acquired company's business. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.

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